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                                                                    EXHIBIT 99.5

(SUPERIOR COURT OF JUSTICE STAMP)                      Court File No. 05-CL-5835

                                     ONTARIO

                           SUPERIOR COURT OF JUSTICE

                               (COMMERCIAL LIST)

THE HONOURABLE MADAM                )                 WEDNESDAY, THE 13TH DAY
                                    )
JUSTICE GREER                       )                 OF APRIL, 2005


                RED BROOK DEVELOPMENTS LIMITED, ON ITS OWN BEHALF
                    AND ON BEHALF OF CERTAIN DEBENTUREHOLDERS

                                                                       Applicant

                                     - and -

          VISUAL BIBLE INTERNATIONAL, INC., VISUAL BIBLE INTERNATIONAL
                    (CANADA) INC. AND THE BOOK OF JOHN, INC.

                                                                     Respondents

                                      ORDER
                            (APPOINTMENT OF RECEIVER)

      THIS MOTION, made by the Applicant for an Order pursuant to section 47(1) of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, as amended (the "BIA") and section 101 of the Courts of Justice Act, R.S.O 1990 c. C.43, as amended (the "CJA") appointing RSM Richter Inc. as Receiver (the "RECEIVER") without security, of all of the assets, undertakings and properties of Visual Bible International, Inc. ("VB US"), Visual Bible International (Canada) Inc. ("VB CANADA") and The Book Of John, Inc. ("TBOJ") (VB US, VB Canada and TBOJ shall be collectively referred to as "VISUAL BIBLE" or the "DEBTOR") was heard this day at 393 University Avenue, Toronto, Ontario.

      ON READING the Affidavit of Ed Rosenblat sworn April 5, 2005, and the Exhibits thereto and on hearing the submissions of counsel for Red Brook Developments Limited, on its own behalf and on behalf of certain debentureholders ("RED BROOK"), no one appearing for
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                                       -2-


Royal Bank of Canada, Visual Bible although duly served as appears from the Affidavit of service filed and on reading the consent of RSM Richter Inc. to act as Receiver,

SERVICE

1. THIS COURT ORDERS that the time for service of the Notice of Motion and the Motion Record is hereby abridged so that this motion is properly returnable today and hereby dispenses with further service thereof.

APPOINTMENT

2. THIS COURT ORDERS that pursuant to section 47(1) of BIA and section 101 of the CJA, RSM Richter Inc. is hereby appointed Receiver, without security, of all of the Debtor's current and future assets, undertakings and properties of every nature and kind whatsoever, and wherever situated including all proceeds thereof (the "PROPERTY").

RECEIVER'S POWERS

3. THIS COURT ORDERS that the Receiver is hereby empowered and authorized, but not obligated, to act at once in respect of the Property and, without in any way limiting the generality of the foregoing, the Receiver is hereby expressly empowered and authorized to do any of the following where the Receiver considers it necessary or desirable:

      (a) to take possession and control of the Property and any and all proceeds, receipts and disbursements arising out of or from the Property;

      (b) to receive, preserve, protect and maintain control of the Property, or any part or parts thereof, including, but not limited to, the changing of locks and security codes, the relocating of Property to safeguard it, the engaging of independent security personnel, the taking of physical inventories and the placement of such insurance coverage as may be necessary or desirable;

      (c) to manage, operate and carry on the business of the Debtor, including the power to enter into any agreements, incur any obligations in the ordinary course of business, cease to carry on all or any part of the business, and terminate or cease
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                                       -3-

            to perform any contracts of the Debtor other than the Disbursement Agreement as provided for in paragraph 25 of this Order;

      (d) to engage consultants, appraisers, agents, experts, auditors, accountants, managers, counsel and such other persons from time to time and on whatever basis, including on a temporary basis, to assist with the exercise of the powers and duties conferred by this Order;

      (e) to purchase or lease such machinery, equipment, inventories, supplies, premises or other assets to continue the business of the Debtor or any part or parts thereof;

      (f) subject to paragraph 25 of this Order, to receive and collect all monies and accounts now owed or hereafter owing to the Debtor and to exercise all remedies of the Debtor in collecting such monies, including, without limitation, to enforce any security held by the Debtor;

      (g) to settle, extend or compromise any indebtedness (other than the funds deposited or distributed, or to be deposited or distributed, pursuant to the terms of the Disbursement Agreement that survive the appointment of the Receiver hereunder) owing to the Debtor;

      (h) to execute, assign, issue and endorse documents of whatever nature in respect of any of the Property, whether in the Receiver's name or in the name and on behalf of the Debtor, for any purpose pursuant to this Order;

      (i) to undertake environmental or workers' health and safety assessments of the Property and operations of the Debtor;

      (j) to engage the services of any of the former employees of the Debtor on a temporary basis;

      (k) to initiate, prosecute and continue the prosecution of any and all proceedings and to defend all proceedings now pending or hereafter instituted with respect to the Debtor, the Property or the Receiver, and to settle or compromise any such proceedings. The authority hereby conveyed shall extend to such appeals or applications for judicial review in respect of any order or judgment pronounced in any such proceeding;

      (l) to market any or all of the Property, including advertising and soliciting offers in respect of the Property or any part or parts thereof and negotiating such terms and conditions of sale as the Receiver in its discretion may deem appropriate;

      (m) to sell, convey, transfer, lease or assign the Property or any part or parts thereof out of the ordinary course of business,

            (i) without the approval of this Court in respect of any transaction not exceeding $200,000, provided that the aggregate consideration for all such transactions does not exceed $750,000; and

            (ii) with the approval of this Court in respect of any transaction in which the purchase price or the aggregate purchase price exceeds the applicable amount set out in the preceding clause,

            and in each such case notice under subsection 63(4) of the Ontario Personal Property Security Act, shall not be required, and in each case the Ontario Bulk Sales Act shall not apply.

      (n) to apply for any vesting order or other orders necessary to convey the Property or any part or parts thereof to a purchaser or purchasers thereof, free and clear of any liens or encumbrances affecting such Property;

      (o) to report to, meet with and discuss with such affected Persons (as defined below), (including, Red Brook, Deluxe (as defined herein) and such other secured and unsecured creditors of the Debtor and their advisors) as the Receiver deems appropriate on all matters relating to the Property and the Receivership, and to share information, subject to such terms as to confidentiality as the Receiver deems advisable;

      (p) to register a copy of this Order and any other Orders in respect of the Property against title to any of the Property;
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                                       -5-


      (q) to apply for any permits, licences, approvals or permissions as may be required by any governmental authority and any renewals thereof for and on behalf of and, if thought desirable by the Receiver, in the name of the Debtor;

      (r) to enter into agreements with any trustee in bankruptcy appointed in respect of the Debtor, including, without limiting the generality of the foregoing, the ability to enter into occupation agreements for any property owned or leased by the Debtor;

      (s) to exercise any shareholder, partnership, joint venture or other rights which the Debtor may have; and


      (t) to take any steps reasonably incidental to the exercise of these powers,

and in each case where the Receiver takes any such actions or steps, it shall be exclusively authorized and empowered to do so, to the exclusion of all other Persons, including the Debtor, and without interference from any other Person.

DUTY TO PROVIDE ACCESS AND CO-OPERATION TO THE RECEIVER

4. THIS COURT ORDERS that (i) the Debtor, (ii) all of its current and former directors, officers, employees, agents (including the Disbursing Agent, as defined herein), accountants, legal counsel, consultants and shareholders, and all other persons acting on its instructions or behalf (iii) all other individuals, firms, corporations, governmental bodies or agencies, or other entities having notice of this Order (all of the foregoing, collectively, being "PERSONS" and each being a "PERSON") shall forthwith advise the Receiver of the existence of any Property in such Person's possession or control, shall grant immediate and continued access to the Property to the Receiver, and subject to paragraph 26 shall deliver all such Property to the Receiver upon the Receiver's request.

5. THIS COURT ORDERS that all Persons shall forthwith advise the Receiver of the existence of any books, documents, securities, contracts, orders, corporate and accounting records and any other papers, records and information of any kind related to the business or affairs of the Debtor, and any computer programs, computer tapes, computer disks, or other data storage media containing any such information (the foregoing, collectively, the "RECORDS") in
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                                       -6-


that Person's possession or control, and shall provide to the Receiver or permit the Receiver to make, retain and take away copies thereof and grant to the Receiver unfettered access to and use of accounting, computer, software and physical facilities relating thereto, provided however that nothing in this paragraph 5 or in paragraph 6 of this Order shall require the deliver of Records, or the granting of access to Records, which may not be disclosed or provided to the Receiver due to the privilege attaching to solicitor-client communication or due to statutory provisions prohibiting such disclosure.

6. THIS COURT ORDERS that if any Records are stored or otherwise contained on a computer or other electronic system of information storage, whether by independent service provider or otherwise, all Persons in possession or control of such Records shall forthwith give unfettered access to the Receiver for the purpose of allowing the Receiver to recover and fully copy all of the information contained therein whether by way of printing the information onto paper or making copies of computer disks or such other manner of retrieving and copying the information as the Receiver in its discretion deems expedient, and shall not alter, erase or destroy any Records without the prior written consent of the Receiver. Further, for the purposes of this paragraph, all Persons shall provide the Receiver with all such assistance in gaining immediate access to the information in the Records as the Receiver may in its discretion require including providing the Receiver with instructions on the use of any computer or other system and providing the Receiver with any and all access codes, account names and account numbers that may be required to gain access to the information.

NO PROCEEDINGS AGAINST THE RECEIVER

7. THIS COURT ORDERS that no proceeding or enforcement process in any court or tribunal (each, a "PROCEEDING") shall be commenced or continued against the Receiver except with the written consent of the Receiver or with leave of this Court.

NO PROCEEDINGS AGAINST THE DEBTOR OR THE PROPERTY

8. THIS COURT ORDERS that no Proceeding against or in respect of the Debtor or the Property shall be commenced or continued except with the written consent of the Receiver or
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                                       -7-


with leave of this Court and any and all Proceedings currently under way against or in respect of the Debtor or the Property are hereby stayed and suspended pending further Order of this Court.

NO EXERCISE OF RIGHTS OR REMEDIES

9. THIS COURT ORDERS that all rights and remedies against the Debtor, the Receiver, or affecting the Property, are hereby stayed and suspended except with the written consent of the Receiver or leave of this Court, provided however that nothing in this paragraph shall (i) empower the Receiver or the Debtor to carry on any business which the Debtor is not lawfully entitled to carry on,
(ii) exempt the Receiver or the Debtor from compliance with statutory or regulatory provisions relating to health, safety or the environment, (iii) prevent the filing of any registration to preserve or perfect a security interest, or (iv) prevent the registration of a claim for lien.

10. THIS COURT ORDERS that notwithstanding anything in this Order to the contrary, to facilitate any sale process commenced by the Receiver, Red Brook, on its own behalf and on behalf of certain debentureholders, shall have the right to commence and conduct a foreclosure sale under the applicable US Commercial Code against any Property owned by VB US, which sale shall be conducted in consultation with the Receiver and Deluxe, in conjunction with any sale process for the Property that is initiated by the Receiver in accordance with the terms of this Order and in such manner as deemed appropriate by Red Brook.

NO INTERFERENCE WITH THE RECEIVER

11. THIS COURT ORDERS that no Person shall discontinue, fail to honour, alter, interfere with, repudiate, terminate or cease to perform any right, renewal right, contract, arrangement, agreement, licence or permit in favour of or held by the Debtor, without written consent of the Receiver or leave of this Court.

CONTINUATION OF SERVICES

12. THIS COURT ORDERS that all Persons having oral or written agreements with the Debtor or statutory or regulatory mandates for the supply of goods and/or services, including without limitation, all computer software, communication and other data services, centralized banking services, payroll services, insurance, transportation services, utility, film processing, video duplication, DVD replication, distribution, fulfillment, merchandising, packaging, or other services to the Debtor are hereby restrained until further Order of this Court from discontinuing, failing to honour renewal rights on reasonable terms, altering, interfering with or terminating the supply of such goods or services as may be required by the Receiver, and that the Receiver shall be entitled to the continued use of the Debtor's current telephone numbers, facsimile numbers, internet addresses and domain names, provided in each case that the normal prices or charges for all such goods or services received after the date of this Order are paid by the Receiver in accordance with normal payment practices of the Debtor or such other practices as may be agreed upon by the supplier or service provider and the Receiver, or as may be ordered by this Court.

RECEIVER TO HOLD FUNDS

13. THIS COURT ORDERS that subject to paragraph 25 of this Order, all funds, monies, cheques, instruments, and other forms of payments received or collected by the Receiver from and after the making of this Order from any source whatsoever, including without limitation, the sale of all or any of the Property and the collection of any accounts receivable in whole or in part, whether in existence on the date of this Order or hereafter coming into existence, shall be deposited into one or more new accounts to be opened by the Receiver (the "POST RECEIVERSHIP ACCOUNTS") and the monies standing to the credit of such Post Receivership Accounts from time to time, net of any disbursements provided for herein, shall be held by the Receiver to be paid in accordance with the terms of this Order or any further Order of this Court.

EMPLOYEES

14. THIS COURT ORDERS that all employees of the Debtor shall remain the employees of the Debtor until such time as the Receiver, on the Debtor's behalf, may terminate the employment of such employees. The Receiver shall not be liable for any employee-related liabilities, including wages, severance pay, termination pay, vacation pay, and pension or benefit amounts, other than such amounts as the Receiver may specifically agree in writing to pay, or such amounts as may be determined in a Proceeding before a court or tribunal of competent jurisdiction.

15. THIS COURT ORDERS that, pursuant to clause 7(3)(c) of the Canada Personal Information Protection and Electronic Documents Act, the Receiver shall disclose personal information of identifiable individuals to prospective purchasers or bidders for the Property and to their advisors, but only to the extent desirable or required to negotiate and attempt to complete one or more sales of the Property (each, a "SALE"). Each prospective purchaser or bidder to whom such personal information is disclosed shall maintain and protect the privacy of such information and limit the use of such information to its evaluation of the Sale, and if it does not complete a Sale, shall return all such information to the Receiver, or in the alternative destroy all such information. The purchaser of any Property shall be entitled to continue to use the personal information provided to it, and related to the Property purchased, in a manner which is in all material respects identical to the prior use of such information by the Debtor, and shall return all other personal information to the Receiver, or ensure that all other personal information is destroyed.

LIMITATION ON ENVIRONMENTAL LIABILITIES

16. THIS COURT ORDERS that nothing herein contained shall require the Receiver to occupy or to take control, care, charge, possession or management (separately and/or collectively, "POSSESSION") of any of the Property that might be environmentally contaminated, might be a pollutant or a contaminant, or might cause or contribute to a spill, discharge, release or deposit of a substance contrary to any federal, provincial or other law respecting the protection, conservation, enhancement, remediation or rehabilitation of the environment or relating to the disposal of waste or other contamination including, without limitation, the Canadian Environmental Protection Act, the Ontario Environmental Protection Act, the Ontario Water Resources Act, or the Ontario Occupational Health and Safety Act and regulations thereunder (the "ENVIRONMENTAL LEGISLATION"), provided however that nothing herein shall exempt the Receiver from any duty to report or make disclosure imposed by applicable Environmental Legislation. The Receiver shall not, as a result of this Order or anything done in pursuance of the Receiver's duties and powers under this Order, be deemed to be in Possession of any of the Property within the meaning of any Environmental Legislation, unless it is actually in possession.

LIMITATION ON THE RECEIVER'S LIABILITY

17. THIS COURT ORDERS that the Receiver shall incur no liability or obligation as a result of its appointment or the carrying out the provisions of this Order, save and except for gross negligence or wilful misconduct on its part. Nothing in this Order shall derogate from the protections afforded by the Receiver by section 14.06 of the BIA or by any other applicable legislation.

RECEIVER'S ACCOUNTS

18. THIS COURT ORDERS that any expenditure or liability which shall properly be made or incurred by the Receiver, including the fees of the Receiver and the fees and disbursements of its legal counsel, incurred at the standard rates and charges of the Receiver and its counsel, shall be allowed to it in passing its accounts and shall form a first charge on the Property in priority to all security interests, trusts, liens, charges and encumbrances, statutory or otherwise, in favour of any Person (the "RECEIVER'S CHARGE"), provided that any interested person shall be at liberty to apply for an order providing for the allocation of the amounts secured by the Receiver's Charge against the Property in such a manner as such interested party may deem advisable. Nothing in this paragraph shall limit or restrict Deluxe from moving for an Order pursuant to paragraph 32 hereof.

19. THIS COURT ORDERS the Receiver and its legal counsel shall pass its accounts from time to time, and for this purpose the accounts of the Receiver and its legal counsel are referred to a judge of the Commercial List of the Ontario Superior Court of Justice.

20. THIS COURT ORDERS that prior to the passing of its accounts, the Receiver shall be at liberty from time to time to apply reasonable amounts, out of the monies in its hands, against its fees and disbursements, including legal fees and disbursements, incurred at the normal rates and charges of the Receiver or its counsel, and such amounts shall constitute advances against its remuneration and disbursements when and as approved by this Court.

FUNDING OF THE RECEIVERSHIP

21. THIS COURT ORDERS that the Receiver be at liberty and it is hereby empowered to borrow by way of a revolving credit or otherwise from Red Brook or any designate of Red Brook or any other party, such monies from time to time as it may consider necessary or desirable, provided that the outstanding principal amount does not exceed $500,000 (or such greater amount as this Court may by further Order authorize) at any time, at such rate or rates of interest as it deems advisable for such period or periods of time as it may arrange, for the purpose of funding the exercise of the powers and duties conferred upon the Receiver by this Order, including interim expenditures. The whole of the Property shall be and is hereby charged by way of a fixed and specific charge (the "RECEIVER'S BORROWINGS CHARGE") as security for the payment of the monies borrowed, together with interest and charges thereon, in priority to all security interests, trusts, liens, charges and encumbrances, statutory or otherwise, in favour of any Person, but subordinate in priority to the Receiver's Charge provided that any interested person shall be at liberty to apply for an order providing for the allocation of the amounts secured by the Receiver's Borrowings Charge against the Property in such a manner as such interested party may deem advisable. Nothing in this paragraph shall limit or restrict Deluxe from moving for an Order pursuant to paragraph 32 hereof.

22. THIS COURT ORDERS that neither the Receiver's Borrowings Charge nor any other security granted by the Receiver in connection with its borrowings under this Order shall be enforced without leave of this Court.

23. THIS COURT ORDERS that the Receiver is at liberty and authorized to issue certificates substantially in the form annexed as Schedule "A" hereto (the "RECEIVER'S CERTIFICATES") for any amount borrowed by it pursuant to this Order.

24. THIS COURT ORDERS that the monies from time to time borrowed by the Receiver pursuant to this Order or any further order of this Court and any and all Receiver's Certificates evidencing the same or any part thereof shall rank on a paripassu basis, unless otherwise agreed to by the holders of any prior issued Receiver's Certificates.

DISBURSEMENT AGREEMENT

25. THIS COURT ORDERS that notwithstanding anything in this Order to the contrary, the Receiver shall honour the terms of the disbursement agreement entered into among Deluxe Toronto Ltd., Deluxe Media Services, Inc. Deluxe Laboratories, Inc. (collectively, "DELUXE") VB US, VB Canada, Red Brook and Shiner Zweig Inc. (the "DISBURSING AGENT") dated April 1, 2004 (the "DISBURSEMENT AGREEMENT"), only to the extent necessary and applicable to:

      (a) all amounts currently on deposit as of the date of this Order in the various VB US bank accounts described in the Disbursement Agreement; and

      (b)   all amounts received by the Receiver after the date of this Order,

      in each case only to the extent that such amounts arise from orders of Units (as defined in the Disbursement Agreement) that before the date of this Order:

            (i)   have been delivered by Deluxe;

            (ii) have been manufactured and completed for shipment by Deluxe but have not yet been delivered by Deluxe; or

            (iii) are currently in the process of being manufactured by Deluxe as of the date of this Order but have not yet been completed or delivered by Deluxe,

      provided that the immediately preceding subparagraphs (ii) and (iii) shall only apply to the extent such Units are actually delivered by Deluxe.

26. THIS COURT ORDERS that notwithstanding anything in this Order to the contrary. Deluxe shall have exclusive possession of the Elements in its possession from the date hereof until thirty (30) days after the date of this Order or such longer period of time as may be consented to by the Receiver and Red Brook, and during such exclusive period of possession, Deluxe may provide film processing, video duplication, DVD replication, distribution, transportation and fulfillment services for the Receiver and others. In this Order, "ELEMENTS" means all film negatives, master positives, master video tapes, submaster video tapes, video cassettes, submaster positives, soundtracks, reversal originals, reversal intermediates, cuts, trims, positive prints, video dubs, separations, audio tapes, sprocketed magnetic film, sound track optical negatives, striped film prints, film prints, digital linear master tapes, digital versatile disc masters and all video, audio, data and still images in the form of tapes and/or files and other programming which is to be converted into digital linear master tapes.

GENERAL

27. THIS COURT ORDERS that the Receiver may from time to time apply to this Court for advice and directions in the discharge of its powers and duties hereunder.

28. THIS COURT ORDERS that nothing in this Order shall prevent the Receiver from acting as a trustee in bankruptcy of the Debtor.

29. THIS COURT HEREBY REQUESTS the aid and recognition of any court, tribunal, regulatory or administrative body having jurisdiction in Canada or in the United States to give effect to this Order and to assist the Receiver and its agents in carrying out the terms of this Order. All courts, tribunals, regulatory and administrative bodies are hereby respectfully requested to make such orders and to provide such assistance to the Receiver, as an officer of this Court, as may be necessary or desirable, for the purposes for which the Receiver was appointed, including, without limitation, orders enjoining (i) the commencement or continuation of any judicial, administrative or other action or proceeding against any Debtor or the Property, (ii) the enforcement of any judgement against any Debtor or the Property, (iii) any act to collect, assess, recover, create, perfect or otherwise enforce any claims, lien, security interest, or encumbrance against any Debtor or the Property, and/or (iv) any act to obtain possession or exercise control over any Debtor or the Property and it is specifically requested that the applicable US Bankruptcy Court (the "US BANKRUPTCY COURT"): (a) recognize the within proceedings for the purposes of
Section 304 of Chapter 11 of the United States Bankruptcy Code, 11 USC Sections 101-1330 (the "US Bankruptcy Code"); (b) recognize RSM Richter Inc. in its capacity as Receiver as a foreign representative for the purpose of Section 304 of the US Bankruptcy Code; (c) issue a restraining order staying Proceedings and granting relief consistent herewith; and (d) recognize that any foreclosure sale commenced by Red Brook under any applicable US Commercial Code shall not be subject to the assistance and relief requested in this paragraph 29.

30. THIS COURT ORDERS that the Receiver be at liberty and is hereby authorized and empowered, as a foreign representative or otherwise, to apply as it may consider necessary or desirable, without notice, to any court, tribunal, regulatory or administrative body, wherever located, for the recognition of this Order and for assistance in carrying out the terms of this Order including, without limitation, to initiate proceedings under Section 304 of the US Bankruptcy Code and to apply for restraining orders or such other relief under the US Bankruptcy Code or otherwise as may be appropriate.

31. THIS COURT ORDERS that the Applicant shall have its costs of this motion, up to and including entry and service of this Order, provided for by the terms of the Applicant's security or, if not so provided by the Applicant's security, then on a substantial indemnity basis to be paid by the Receiver from the Debtor's estate with such priority and at such time as this Court may determine.

32. THIS COURT ORDERS that Deluxe shall be entitled on notice to the Receiver and Red Brook to bring a motion to determine its rights, if any, in connection with a lien, charge or security interest claimed by Deluxe in the Elements in its possession and the proceeds therefrom. No person shall be entitled to rely on and no inference shall be drawn from paragraph 26 of this Order as to the existence, validity or priority of such lien, charge or security interest. If it is determined that Deluxe has a first ranking lien, charge or security interest in the Elements, then the Receiver's Charge and the Receiver's Borrowings Charge (collectively, the "ORDER CHARGES") shall not form a charge on the Elements and the proceeds thereof for the first US$500.000 secured by the Order Charges.

33. THIS COURT ORDERS that any interested party may apply to this Court to vary or amend this Order on not less than seven (7) days' notice to the Receiver and to any other party likely to be affected by the order sought or upon such other notice, if any, as this Court may order.


ENTERED AT / INSCRIT A TORONTO
ON/LOOK NO:                                 /s/  ILLEGIBLE
LE / DANS LE REGISTRE NO.:                  ------------------------------------
                                                         Registrar
            APR 13 2005

  PER/PAR

                                  Schedule "A"

                              RECEIVER CERTIFICATE

CERTIFICATE NO.___________________________


AMOUNT $__________________________________

1. THIS IS TO CERTIFY that RSM Richter Inc., the Receiver (the "RECEIVER") of all of the assets, undertakings and properties of Visual Bible International, Inc., Visual Bible International (Canada) Inc. and The Book Of John, Inc. appointed by Order of the Ontario Superior Court of Justice (the "COURT") dated the_________day of April, 2005 (the "ORDER") made in an action (the "ACTION") having Court file number 04-CL-___________________, has received as such Receiver from the holder of this certificate (the "LENDER") the principal sum of $______________________, being part of the total principal sum of $___________________which the Receiver is authorized to borrow under and pursuant to the Order.

2. The principal sum evidenced by this certificate is payable on demand by the Lender with interest thereon calculated and compounded [daily][monthly not in advance on the______________________day of each month] after the date hereof at a notional rate per annum equal to the rate of_________________per cent above the prime commercial lending rate of Bank of_____________________from time to time.

3. Such principal sum with interest thereon is, by the terms of the Order, together with the principal sums and interest thereon of all other certificates issued by the Receiver pursuant to the Order or to any further order of the Court, a charge upon the whole of the Property (as defined in the Order), in priority to the security interests of any other person, but subject to the priority of the charges set out in the Order, and the right of the Receiver to indemnify itself out of such Property in respect of its remuneration and expenses.

4. All sums payable in respect of principal and interest under this certificate are payable at the main office of the Lender at Toronto, Ontario.

5. Until all liability in respect of this certificate has been terminated, no certificates creating charges ranking or purporting to rank in priority to this certificate shall be issued by the Receiver to any person other than the holder of this certificate without the prior written consent of the holder of this certificate.

6. The charge securing this certificate shall operate so as to permit the Receiver to deal with the Property (as defined in the Order) as authorized by the Order and as authorized by any further or other order of the Court.

7. The Receiver does not undertake, and it is not under any personal liability, to pay any sum in respect of which it may issue certificates under the terms of the Order.

DATED the___________day of______________________, 2005.


                                     RSM RICHTER INC., solely in its capacity as Receiver of the Property (as defined in the Order), and not in its personal capacity

                                     Per:  _____________________________________
                                           Name:
                                           Title:

RED BROOK DEVELOPMENTS     VISUAL BIBLE ET AL      Court File No: 05-CL-5835
               LIMITED and Defendant
             Plaintiff

--------------------------------------------------------------------------------

                                                            Ontario
                                                   SUPERIOR COURT OF JUSTICE
                                                       (COMMERCIAL LIST)


                                                Proceeding commenced at Toronto

                                               ---------------------------------

                                                             ORDER
                                                   (APPOINTMENT OF RECEIVER)

                                               ---------------------------------

                                                Osler, Hoskin & Harcourt LLP
                                                Box 50, 1 First Canadian Place
                                                Toronto, Ontario, Canada M5X 1B8

                                                John MacDonald LSUC#: 25884R
                                                Tel: (416) 862-5672
                                                Fax: (416) 862-6666


                                                Solicitors for the Applicant

                                                                       F.1039049